Exhibit 99.2
Non-GAAP Financial Measures
Regulation G, Conditions for Use of Non-GAAP Financial Measures, and other SEC regulations define and prescribe the conditions for use of certain non-GAAP financial information. Our measures of “Free cash flow,” “Return on invested capital,” operating expenses with and without stock-based compensation, and the effect of foreign exchange rates on our consolidated statements of operations, meet the definition of non-GAAP financial measures.
We provide multiple measures of free cash flow, and ratios based on them, because we believe these measures provide additional perspective on the impact of acquiring property and equipment with cash and through capital and finance leases.
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development,” which are included in cash flow from investing activities.
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities. Free cash flow less lease principal repayments approximates the actual payments of cash for our capital and finance leases.
Free cash flow less finance principal lease repayments and capital acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased for cash, which is not the case as these assets have been leased.
All of these free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. For example, these measures of free cash flow do not incorporate the portion of payments representing principal reductions of debt or cash payments for business acquisitions. Additionally, our mix of property and equipment acquisitions with cash or other financing options may change over time. Therefore, we believe it is important to view free cash flow measures only as a complement to our entire consolidated statements of cash flows.
For a quantitative reconciliation of our free cash flow measures to the most directly comparable amounts reported in accordance with GAAP, see “Supplemental Financial Information and Business Metrics” in Exhibit 99.1 to this Current Report on Form 8-K.
“Return on invested capital” is a ratio based on free cash flow, and as such, is also a non-GAAP financial measure. Return on invested capital is trailing twelve months free cash flow divided by average “Total assets” minus “Current liabilities” (excluding the current portion, if any, of our Long-Term Debt), over the most recent five quarter ends. We believe return on invested capital is a useful measure in assessing whether we are utilizing our capital efficiently.
As with our free cash flow measures, return on invested capital is provided in addition to results presented in accordance with GAAP and return on invested capital should not be relied upon to the exclusion of GAAP financial measures. We include return on invested capital, and the denominator used to calculate it (called “Invested Capital”) in “Supplemental Financial Information and Business Metrics” in Exhibit 99.1 to this Current Report on Form 8-K.
The effect on our consolidated statements of operations from changes in foreign exchange rates versus the U.S. Dollar is also a non-GAAP financial measure. Information regarding the effect of foreign exchange rates, versus the U.S. Dollar, on our income (loss) from operations is provided to show reported period operating results had the foreign exchange rates remained the same as those in effect in the comparable prior year period. We include various measures on both an as-reported basis and a basis showing the effect of changes in foreign exchange rates versus the U.S. Dollar in “Supplemental Financial Information and Business Metrics” in Exhibit 99.1 to this Current Report on Form 8-K.